Exhibit 10.2
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY […***…], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

TENTH AMENDMENT

Manufacturing and Supply Agreement between
W. R. Grace & Co.-Conn. and ChromaDex, Inc.

This Tenth Amendment (the “Tenth Amendment") to that certain Manufacturing and Supply Agreement dated as of January 1, 2016 (the “Supply Agreement”) is made and effective as of January 1, 2025 (the "Tenth Amendment Effective Date") by and between W. R. Grace & Co.-Conn. ("GRACE") and ChromaDex, Inc. ("ChromaDex").

RECITALS

WHEREAS, GRACE and ChromaDex entered into the Supply Agreement, a First Amendment to the Supply Agreement effective February 27, 2017, a Second Amendment to the Supply Agreement effective January 1, 2018, a Third Amendment to the Supply Agreement effective January 1, 2019, a Fourth Amendment to the Supply Agreement effective April 15 , 2019, a Fifth Amendment to the Supply Agreement effective January 1, 2020, a Sixth Amendment to the Supply Agreement effective September 17, 2020, a Seventh Amendment to the Supply Agreement effective August 2, 2021, an Eighth Amendment to the Supply Agreement effective December 14, 2022, and a Ninth Amendment to the Supply Agreement effective November 2, 2023, and such Supply Agreement collectively with the foregoing amendments shall be referred to herein as the “Amended Supply Agreement”, whereby GRACE agreed to sell to ChromaDex and ChromaDex agreed to purchase from GRACE the Product (as defined in the Amended Supply Agreement and Appendix 1 of that certain quality agreement between the Parties describing the Product, with the most recent, superseding, and effective quality agreement dated March 22, 2024 (the “Quality Agreement”);

WHEREAS, GRACE and ChromaDex now desire to further revise and amend the Amended Supply Agreement as set forth herein, to be effective as of the Tenth Amendment Effective Date. Unless specifically modified in this Tenth Amendment, all other provisions of the Amended Supply Agreement shall remain unchanged.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the mutual obligations contained herein, the parties hereto agree as follows:
I.Term
Section 3(a) of the Amended Supply Agreement is deleted in its entirety and replaced with the following:

“Term. The initial term of the Agreement shall commence on the Effective Date and shall continue until March 31, 2025 (the “Initial Term”). The Parties may elect to renew the Initial Term for a mutually agreed time period upon their advance written mutual approval, such approval not to be unreasonably withheld, delayed, and/or conditioned, it being understood that any delay caused by the parties’ good faith negotiations in the ordinary course of business shall not be deemed unreasonable. Each renewal of the Term shall be referred to as a “Renewal Term.” The Initial Term and any Renewal Term(s) are collectively referred to as the “Term.” The failure of the Parties to renew this Amended Supply Agreement or to enter into a New Supply Agreement (defined below) shall not be deemed a Market Exit.”

II.Purchase Obligations
The following language is added at the end of the first paragraph of Section 4 of the Amended Supply Agreement:
“Notwithstanding any other terms of the Agreement or the Amendments thereto to the contrary, during the period commencing on January 1, 2025 and ending on March 31, 2025 ChromaDex shall purchase […***…] of Product ("Minimum Purchase Obligation") from GRACE. GRACE shall make commercially reasonable efforts to have the capacity to manufacture and supply ChromaDex with [...***...] of Product during the period January 1, 2025 through March 31, 2025. For avoidance of doubt, ChromaDex's obligations with respect to its rolling and binding forecasts are not altered by the Minimum Purchase Obligations.”

III.Limit of Liability
The following language is added to Section 6 of the Amended Supply Agreement:

“EXCEPT FOR A CLAIM ARISING FROM A PARTY’S (A) OBLIGATION TO PAY MONIES TO THE OTHER PARTY WHEN OWED; OR (B) FOR A BREACH OF THE CONFIDENTIALITY OBLIGATIONS UNDER THIS AGREEMENT, NEITHER PARTY’S TOTAL AGGREGATE LIABILITY ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER ARISING IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR RESTITUTION, OR FOR BREACH OF STATUTORY DUTY OR MISREPRESENTATION, OR OTHERWISE, SHALL IN ANY CIRCUMSTANCES EXCEED [...***...].

IV.Purchase Price
Notwithstanding any terms of the Amended Supply Agreement to the contrary, the Purchase Price of the Product shall be amended as follows and Exhibit B of the Amended Supply Agreement and Paragraph III (Purchase Price) of the Ninth Amendment shall be deleted and replaced with the following:
“Commencing as of the Tenth Amendment Effective Date and continuing through March 31, 2025, the Purchase Price of the Product shall be as follows:
[...***...] per [...***...].”

V.New Supply Agreement
ChromaDex and GRACE shall continue to negotiate a new agreement to include certain modified and additional terms (“New Supply Agreement”) diligently and without delay commencing upon execution of this Tenth Amendment to replace the Amended Supply Agreement, including this Tenth Amendment.

Except as amended hereby, all other terms and conditions of the Amended Supply Agreement shall remain and continue in full force and effect and apply hereto. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Amended Supply Agreement. This Tenth Amendment shall become effective as of the Tenth Amendment Effective Date.

IN WITNESS THEREOF, the authorized representatives of the Parties have executed this Tenth Amendment to the Amended Supply Agreement effective as of the Tenth Amendment Effective Date.

[Signatures on Following Page]

ChromaDex, Inc.     W.R. Grace & Co. – Conn

By: /s/ Robert Fried         By: /s/ Brenda Kelly
Name: Robert Fried     Name: Brenda Kelly
Title: Chief Executive Officer     Title: President, Materials Technologies